Exhibit 99.1

News Release	Williams (NYSE: WMB) One Williams Center Tulsa, OK 74172 800-Williams www.williams.com

DATE: Monday, November 2, 2020

MEDIA CONTACT:	INVESTOR CONTACTS:
media@williams.com (800) 945-8723	Danilo Juvane (918) 573-5075

Williams Reports Third-Quarter 2020 Financial Results

TULSA, Okla. – Williams (NYSE: WMB) today announced its unaudited financial results for the three and nine months ended September 30, 2020.

Strong 3Q 2020 results demonstrate stability and predictability of business; on track to meet 2020 guidance expectations
•Net income of $308 million ($0.25 per diluted share), up $88 million over 3Q 19
•Adjusted EPS of $0.27 per diluted share
•Adjusted EBITDA of $1.267 billion
•Year-to-date Adjusted EBITDA of $3.769 billion, continues to exceed year-to-date 2019
•Debt-to-Adjusted EBITDA leverage ratio of 4.42x, on track to be below 2020 guidance of 4.4x by year end

Natural gas focused strategy delivers strong, predictable results; Northeast G&P segment hits record volumes
•Record gathering and processing volumes drive Northeast G&P segment up 19% in Modified EBITDA and 17% in Adjusted EBITDA year-to-date 2020 vs. year-to-date 2019
•Transmission & Gulf of Mexico segment Modified EBITDA and Adjusted EBITDA consistent year-to-date 2020 vs. year-to-date 2019 with Transco growth overcoming hurricane impacts
•Stable and reliable customer base of utilities, power plants, LNG facilities and industrial plants supports firm-committed capacity on demand-pull regulated pipelines
•Continued strong project execution on Bluestem Pipeline, Southeastern Trail and Leidy South
•Year-to-date 2020 earnings boosted by structurally lower operating and administrative costs
•Issued climate commitment to reduce emissions by 56% from 2005 levels by 2030, grow renewables and embrace emerging opportunities such as hydrogen

CEO Perspective
Alan Armstrong, president and chief executive officer, made the following comments:

"The ongoing stability of our financial performance continues to distinguish Williams during a year marked by disruption and uncertainty. We captured tailwinds in the markets we serve – particularly in the Northeast with record volumes – and have delivered consistently strong quarterly results and cash flow throughout the year. Williams is well positioned to meet our pre-COVID 2020 guidance ranges for earnings, adjusted EBITDA and cash flow set in December 2019. We attribute the durability of Williams today to the premier positions of our natural gas infrastructure as well as the proactive measures we have taken in recent years to reduce leverage, increase stability and lower costs.

"I am proud of our employees for their extraordinary commitment during this most unusual year and hurricane season to safely run our operations while also successfully executing on projects like Bluestem Pipeline, and Transco’s Southeastern Trail and Leidy South expansion projects. Williams’ large-scale and irreplaceable natural gas transmission pipelines are supported by steady demand from a diverse base of utility, industrial and residential/commercial distribution customers that are fully contracted for years to come. Our gathering and processing business continues to benefit from our basin diversity, specifically in gas-directed areas where drilling remains active. In addition, we continue to grow services to key producers in the Gulf of Mexico deepwater where we have major dedications.

"From an ESG perspective, we took a major step in the third quarter by becoming the first U.S. midstream company to announce a climate commitment and set a near-term goal of 56% absolute reduction from 2005 levels in company-wide greenhouse gas emissions by 2030 by focusing on immediate, practical and affordable solutions that we can accomplish right here, right now. This puts Williams on a positive trajectory to achieve net zero carbon emissions by 2050. As the world moves to a low-carbon future, we believe natural gas is key to reducing emissions on a global scale while supporting the growth of renewables and helping our customers and stakeholders meet their energy needs and climate goals."

Williams Summary Financial Information	3Q		YTD
Amounts in millions, except ratios and per-share amounts. Per share amounts are reported on a diluted basis. Net income amounts are attributable to The Williams Companies, Inc. available to common stockholders.	2020	2019	2020	2019

GAAP Measures
Net Income	$308	$220	$93	$724
Net Income Per Share	$0.25	$0.18	$0.08	$0.60
Cash Flow From Operations (1)	$452	$858	$2,382	$2,702

Non-GAAP Measures (2)
Adjusted EBITDA	$1,267	$1,274	$3,769	$3,731
Adjusted Income	$333	$321	$951	$907
Adjusted Income Per Share	$0.27	$0.26	$0.78	$0.75
Distributable Cash Flow	$772	$822	$2,430	$2,469
Dividend Coverage Ratio	1.59x	1.78x	1.67x	1.79x

Other
Debt-to-Adjusted EBITDA at Quarter End (3)	4.42x	4.47x
Capital Investments (4) (5)	$415	$849	$1,062	$2,068

(1) Decline due primarily to net working capital changes including payment in July 2020 of approximately $284 million of rate refunds related to settlement of Transco's general rate case.
(2) Schedules reconciling Adjusted Income, Adjusted EBITDA, Distributable Cash Flow and Dividend Coverage Ratio (non-GAAP measures) to the most comparable GAAP measure are available at www.williams.com and as an attachment to this news release.

(3) Does not represent leverage ratios measured for WMB credit agreement compliance or leverage ratios as calculated by the major credit ratings agencies. Debt is net of cash on hand, and Adjusted EBITDA reflects the sum of the last four quarters.

(4) YTD 2019 excludes $728 million (net of cash acquired) for the purchase of the remaining 38% of UEOM as this amount was provided for at the close of the Northeast JV by our JV partner, CPPIB, in June 2019.

(5) Capital Investments includes increases to property, plant, and equipment, purchases of businesses, net of cash acquired, and purchases of and contributions to equity-method investments.

GAAP Measures

•Third-quarter 2020 net income improved compared to the prior year reflecting the benefit of significantly lower operating and administrative costs from cost-savings initiatives, the absence of prior year severance charges, and a change in an employee benefit policy, as well as the absence of prior year impairments of equity-method investments.
•These improvements were partially offset by slightly lower service revenue reflecting lower non-cash deferred revenue recognition at Gulfstar One and the impact of 2020 hurricane-related shut-ins in the Gulf of Mexico, partially offset by growth in our Northeast JV and Transco expansion projects, as well as the absence of a favorable cumulative adjustment in third quarter 2019 associated with Transco's rate case settlement and unfavorable changes in other expenses including the reversal of both costs capitalized in prior periods and certain regulatory assets.
•Year-to-date 2020 net income similarly benefited from significantly lower operating and administrative costs, while service revenues declined slightly as growth from our Northeast JV and Transco expansion projects was more than offset by decreases in non-cash deferred revenue recognition at Gulfstar One and in the Barnett Shale, as well as the expiration of a Barnett Shale minimum volume commitment ("MVC") in 2019.
•The year-to-date change was also significantly impacted by first-quarter 2020 impairments of equity-method investments and goodwill, which resulted in a total $1.2 billion pre-tax charge, of which $65 million was attributable to noncontrolling interests. The 2019 year-to-date period included impairments of assets and equity-method investments totaling $262 million and a $122 million gain on the sale of our Jackalope investment. The provision for income taxes changed favorably by $220 million primarily due to the change in pre-tax earnings.
•Cash flow from operations for the third quarter of 2020 decreased as compared to the same period of 2019 primarily due to the July 1, 2020, payment of rate refunds by Transco related to increased rates collected since March 2019 in its recently completed rate case and other changes in net working capital.

Non-GAAP Measures

•Adjusted EBITDA for the quarter was consistent with the prior year as increased service revenues from growth in our Northeast JV and Transco expansion projects, lower operating and administrative costs and higher contributions from our Northeast G&P investments, were offset by lower non-cash deferred revenue recognition at Gulfstar One and the impact of 2020 hurricane-related shut-ins in the Gulf of Mexico, as well as the absence of the favorable cumulative rate case adjustment in 2019.
•Year-to-date Adjusted EBITDA improved driven by lower operating and administrative costs and higher contributions from our Northeast G&P investments, partially offset by the previously described slight decline in service revenues.
•Changes in Adjusted Income for the quarter and year-to-date periods were similarly driven by the changes in Adjusted EBITDA.
•The decrease in third quarter 2020 DCF compared to the prior year is driven by an increase in distributions to noncontrolling interests primarily due to growth in our Northeast JV and higher maintenance capital. Year-to-date DCF is lower, reflecting the absence of a prior year income tax refund and increased distributions to noncontrolling interests, partially offset by increased Adjusted EBITDA and lower maintenance capital.

Business Segment Results & Form 10-Q

Williams' operations are comprised of the following reportable segments: Transmission & Gulf of Mexico, Northeast G&P, West and Other. For more information, see the company's third-quarter 2020 Form 10-Q.

	Quarter-To-Date						Year-To-Date
Amounts in millions	Modified EBITDA			Adjusted EBITDA			Modified EBITDA			Adjusted EBITDA
	3Q 2020	3Q 2019	Change	3Q 2020	3Q 2019	Change	2020	2019	Change	2020	2019	Change
Transmission & Gulf of Mexico	$616	$665	($49)	$622	$680	($58)	$1,893	$1,891	$2	$1,908	$1,944	($36)
Northeast G&P	387	345	42	396	343	53	1,126	947	179	1,129	964	165
West	247	245	2	245	244	1	715	713	2	713	801	(88)
Other	(7)	(2)	(5)	4	7	(3)	8	1	7	19	22	(3)
Totals	$1,243	$1,253	($10)	$1,267	$1,274	($7)	$3,742	$3,552	$190	$3,769	$3,731	$38

Note: Williams uses Modified EBITDA for its segment reporting. Definitions of Modified EBITDA and Adjusted EBITDA and schedules reconciling to net income are included in this news release.
Transmission & Gulf of Mexico

•Third-quarter 2020 Modified and Adjusted EBITDA reflect the absence of the favorable cumulative rate case adjustment in 2019. In addition to these rate case impacts, service revenues for the quarter were down as lower non-cash deferred revenue amortization at Gulfstar One and the impact of 2020 hurricane-related shut-ins were partially offset by Transco expansion projects placed in service.
•Year-to-date Modified and Adjusted EBITDA also saw decreased service revenues as lower non-cash deferred revenue amortization at Gulfstar One and the impact of 2020 shut-ins were partially offset by

Transco expansion projects placed in service and new production in the Eastern Gulf. Year-to-date 2020 also benefited from lower operating and administrative costs.
•Modified EBITDA for the comparative periods benefited from the absence of 2019 severance charges, while both comparative periods reflect the reversal of previously capitalized costs. These items have been excluded from Adjusted EBITDA.

Northeast G&P

•Third-quarter and year-to-date 2020 Modified and Adjusted EBITDA reflect increased service revenues due to record gathering, processing and NGL production volumes. The year-to-date revenue comparison also benefited from the additional ownership in Utica East Ohio Midstream following the March 2019 acquisition and contribution to our Northeast JV.
•Both comparative periods also reflect the benefit of cost reduction efforts and higher contributions from several equity-method investments including the Marcellus South system, Bradford system and Caiman II.
•Gross gathering volumes for third-quarter 2020, including 100% of operated equity-method investments, increased by 8% over the same period in 2019. Gross processing plant inlet volumes for third-quarter 2020 increased by 17% over the same period in 2019.

West

•The changes in third-quarter 2020 Modified and Adjusted EBITDA reflect slightly lower service revenues offset by reduced operating and administrative costs. The changes in year-to-date 2020 Modified and Adjusted EBITDA reflect decreases in non-cash deferred revenue recognition in the Barnett Shale, as well as the expiration of the Barnett Shale MVC in 2019, partially offset by lower operating and administrative costs.
•Modified EBITDA for the year-to-date period also benefited from the absence of prior year impairment and severance charges, which are excluded from Adjusted EBITDA.

2020 Financial Guidance

The company continues to expect 2020 Adjusted EBITDA in the lower half of its guidance range of between $4.95 billion and $5.25 billion. The company also continues to expect 2020 growth capex of $1 billion to $1.2 billion, down from the original guidance range of $1.1 billion to $1.3 billion, and 2020 Distributable Cash Flow toward the midpoint of the guidance range.

Williams' Third-Quarter 2020 Materials to be Posted Shortly; Q&A Webcast Scheduled for Tomorrow

Williams' third-quarter 2020 earnings presentation will be posted at www.williams.com. The company’s third-quarter 2020 earnings conference call and webcast with analysts and investors is scheduled for Tuesday, Nov. 3, at 9:30 a.m. Eastern Time (8:30 a.m. Central Time). A limited number of phone lines will be available at (833) 350-1330. International callers should dial (778) 560-2598. The conference ID is 5398490. A webcast link to the conference call is available at www.williams.com. A replay of the webcast will be available on the website for at least 90 days following the event.

About Williams

Williams (NYSE: WMB) is committed to being the leader in providing infrastructure that safely delivers natural gas products to reliably fuel the clean energy economy. Headquartered in Tulsa, Oklahoma, Williams is an industry-leading, investment grade C-Corp with operations across the natural gas value chain including gathering, processing, interstate transportation and storage of natural gas and natural gas liquids. With major positions in top U.S. supply basins, Williams connects the best supplies with the growing demand for clean energy. Williams owns and operates more than 30,000 miles of pipelines system wide – including Transco, the nation’s largest volume and fastest growing pipeline – and handles approximately 30 percent of the natural gas in the United States that is used every day for clean-power generation, heating and industrial use. www.williams.com

The Williams Companies, Inc.
Consolidated Statement of Income
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
	(Millions, except per-share amounts)
Revenues:
Service revenues	$1,479	$1,495	$4,399	$4,424
Service revenues – commodity consideration	40	38	93	158
Product sales	414	466	1,135	1,512
Total revenues	1,933	1,999	5,627	6,094
Costs and expenses:
Product costs	380	434	1,047	1,442
Processing commodity expenses	21	19	49	83
Operating and maintenance expenses	336	364	993	1,091
Depreciation and amortization expenses	426	435	1,285	1,275
Selling, general, and administrative expenses	114	130	354	410
Impairment of certain assets	—	—	—	76
Impairment of goodwill	—	—	187	—
Other (income) expense – net	15	(11)	28	30
Total costs and expenses	1,292	1,371	3,943	4,407
Operating income (loss)	641	628	1,684	1,687
Equity earnings (losses)	106	93	236	260
Impairment of equity-method investments	—	(114)	(938)	(186)
Other investing income (loss) – net	2	7	6	132
Interest incurred	(298)	(303)	(898)	(915)
Interest capitalized	6	7	16	27
Other income (expense) – net	(23)	1	(14)	19
Income (loss) before income taxes	434	319	92	1,024
Provision (benefit) for income taxes	111	77	24	244
Net income (loss)	323	242	68	780
Less: Net income (loss) attributable to noncontrolling interests	14	21	(27)	54
Net income (loss) attributable to The Williams Companies, Inc.	309	221	95	726
Preferred stock dividends	1	1	2	2
Net income (loss) available to common stockholders	$308	$220	$93	$724
Basic earnings (loss) per common share:
Net income (loss)	$.25	$.18	$.08	$.60
Weighted-average shares (thousands)	1,213,912	1,212,270	1,213,512	1,211,938
Diluted earnings (loss) per common share:
Net income (loss)	$.25	$.18	$.08	$.60
Weighted-average shares (thousands)	1,215,335	1,214,165	1,214,757	1,213,943

The Williams Companies, Inc.
Consolidated Balance Sheet
(Unaudited)

	September 30, 2020	December 31, 2019
	(Millions, except per-share amounts)
ASSETS
Current assets:
Cash and cash equivalents	$70	$289
Trade accounts and other receivables	1,021	1,002
Allowance for doubtful accounts	(10)	(6)
Trade accounts and other receivables – net	1,011	996
Inventories	157	125
Other current assets and deferred charges	165	170
Total current assets	1,403	1,580
Investments	5,176	6,235
Property, plant, and equipment	42,384	41,510
Accumulated depreciation and amortization	(13,277)	(12,310)
Property, plant, and equipment – net	29,107	29,200
Intangible assets – net of accumulated amortization	7,531	7,959
Regulatory assets, deferred charges, and other	1,103	1,066
Total assets	$44,320	$46,040
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$464	$552
Accrued liabilities	965	1,276
Commercial paper	40	—
Long-term debt due within one year	392	2,140
Total current liabilities	1,861	3,968
Long-term debt	21,951	20,148
Deferred income tax liabilities	1,846	1,782
Regulatory liabilities, deferred income, and other	3,764	3,778
Contingent liabilities
Equity:
Stockholders’ equity:
Preferred stock	35	35
Common stock ($1 par value; 1,470 million shares authorized at September 30, 2020 and December 31, 2019; 1,248 million shares issued at September 30, 2020 and 1,247 million shares issued at December 31, 2019)	1,248	1,247
Capital in excess of par value	24,359	24,323
Retained deficit	(12,376)	(11,002)
Accumulated other comprehensive income (loss)	(160)	(199)
Treasury stock, at cost (35 million shares of common stock)	(1,041)	(1,041)
Total stockholders’ equity	12,065	13,363
Noncontrolling interests in consolidated subsidiaries	2,833	3,001
Total equity	14,898	16,364
Total liabilities and equity	$44,320	$46,040

The Williams Companies, Inc.
Consolidated Statement of Cash Flows
(Unaudited)

	Nine Months Ended September 30,
	2020	2019
	(Millions)
OPERATING ACTIVITIES:
Net income (loss)	$68	$780
Adjustments to reconcile to net cash provided (used) by operating activities:
Depreciation and amortization	1,285	1,275
Provision (benefit) for deferred income taxes	52	268
Equity (earnings) losses	(236)	(260)
Distributions from unconsolidated affiliates	466	458
Gain on disposition of equity-method investments	—	(122)
Impairment of goodwill	187	—
Impairment of equity-method investments	938	186
Impairment of certain assets	—	76
Amortization of stock-based awards	39	44
Cash provided (used) by changes in current assets and liabilities:
Accounts receivable	(18)	159
Inventories	(33)	7
Other current assets and deferred charges	(15)	(10)
Accounts payable	(77)	(76)
Accrued liabilities	(286)	76
Other, including changes in noncurrent assets and liabilities	12	(159)
Net cash provided (used) by operating activities	2,382	2,702
FINANCING ACTIVITIES:
Proceeds from (payments of) commercial paper – net	40	(4)
Proceeds from long-term debt	3,898	736
Payments of long-term debt	(3,836)	(904)
Proceeds from issuance of common stock	9	10
Proceeds from sale of partial interest in consolidated subsidiary	—	1,330
Common dividends paid	(1,456)	(1,382)
Dividends and distributions paid to noncontrolling interests	(147)	(86)
Contributions from noncontrolling interests	5	32
Payments for debt issuance costs	(20)	—
Other – net	(12)	(11)
Net cash provided (used) by financing activities	(1,519)	(279)
INVESTING ACTIVITIES:
Property, plant, and equipment:
Capital expenditures (1)	(938)	(1,705)
Dispositions – net	(30)	(32)
Contributions in aid of construction	27	25
Purchases of businesses, net of cash acquired	—	(728)
Proceeds from dispositions of equity-method investments	—	485
Purchases of and contributions to equity-method investments	(150)	(361)
Other – net	9	(28)
Net cash provided (used) by investing activities	(1,082)	(2,344)
Increase (decrease) in cash and cash equivalents	(219)	79
Cash and cash equivalents at beginning of year	289	168
Cash and cash equivalents at end of period	$70	$247
_____________
(1) Increases to property, plant, and equipment	$(912)	$(1,707)
Changes in related accounts payable and accrued liabilities	(26)	2
Capital expenditures	$(938)	$(1,705)

Transmission & Gulf of Mexico
(UNAUDITED)
	2019					2020
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	Year
Regulated interstate natural gas transportation, storage, and other revenues (1)	$658	$650	$682	$690	$2,680	$692	$676	$686	$2,054
Gathering, processing, and transportation revenues	128	121	117	113	479	99	78	85	262
Other fee revenues (1)	3	5	3	4	15	4	5	3	12
Commodity margins	8	7	6	4	25	3	1	4	8
Operating and administrative costs (1)	(197)	(230)	(209)	(242)	(878)	(184)	(189)	(192)	(565)
Other segment income (expenses) - net	(6)	(7)	22	22	31	4	2	(8)	(2)
Impairment of certain assets (2)	—	—	—	(354)	(354)	—	—	—	—
Proportional Modified EBITDA of equity-method investments	42	44	44	47	177	44	42	38	124
Modified EBITDA	636	590	665	284	2,175	662	615	616	1,893
Adjustments	—	38	15	359	412	7	2	6	15
Adjusted EBITDA	$636	$628	$680	$643	$2,587	$669	$617	$622	$1,908

Statistics for Operated Assets
Natural Gas Transmission
Transcontinental Gas Pipe Line
Avg. daily transportation volumes (Tbtu)	13.2	12.2	13.2	13.3	13.0	13.8	12.0	12.8	12.9
Avg. daily firm reserved capacity (Tbtu)	17.1	17.0	17.3	17.5	17.2	17.7	17.5	18.0	17.7
Northwest Pipeline LLC
Avg. daily transportation volumes (Tbtu)	2.7	2.0	1.9	2.7	2.3	2.6	1.9	1.8	2.1
Avg. daily firm reserved capacity (Tbtu)	3.1	3.0	3.0	3.0	3.0	3.0	3.0	3.0	3.0
Gulfstream - Non-consolidated
Avg. daily transportation volumes (Tbtu)	1.1	1.3	1.3	1.2	1.2	1.2	1.2	1.3	1.2
Avg. daily firm reserved capacity (Tbtu)	1.3	1.3	1.3	1.3	1.3	1.3	1.3	1.3	1.3
Gathering, Processing, and Crude Oil Transportation
Consolidated (3)
Gathering volumes (Bcf/d)	0.25	0.25	0.22	0.29	0.25	0.30	0.23	0.23	0.25
Plant inlet natural gas volumes (Bcf/d)	0.53	0.55	0.50	0.58	0.54	0.58	0.50	0.40	0.49
NGL production (Mbbls/d)	36	33	27	31	32	32	25	27	28
NGL equity sales (Mbbls/d)	7	9	5	6	7	5	4	5	5
Crude oil transportation volumes (Mbbls/d)	146	136	128	135	136	138	92	121	117
Non-consolidated (4)
Gathering volumes (Bcf/d)	0.35	0.38	0.36	0.35	0.36	0.35	0.31	0.26	0.30
Plant inlet natural gas volumes (Bcf/d)	0.35	0.39	0.36	0.35	0.36	0.35	0.31	0.25	0.30
NGL production (Mbbls/d)	24	27	24	26	25	24	23	17	21
NGL equity sales (Mbbls/d)	7	8	6	5	6	5	8	4	6

(1) Excludes certain amounts associated with revenues and operating costs for tracked or reimbursable charges.
(2) Our partners' $209 million share of the fourth-quarter 2019 impairment of the Constitution pipeline project is reflected outside of Modified EBITDA within Net income (loss) attributable to noncontrolling interests.
(3) Excludes volumes associated with equity-method investments that are not consolidated in our results.
(4) Includes 100% of the volumes associated with operated equity-method investments.

Northeast G&P
(UNAUDITED)
	2019					2020
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	Year
Gathering, processing, transportation, and fractionation revenues	$239	$291	$310	$331	$1,171	$312	$308	$332	$952
Other fee revenues (1)	23	21	23	24	91	25	25	22	72
Commodity margins	2	—	1	(1)	2	1	1	1	3
Operating and administrative costs (1)	(83)	(112)	(100)	(98)	(393)	(87)	(86)	(85)	(258)
Other segment income (expenses) - net	(4)	—	3	—	(1)	(2)	(4)	(4)	(10)
Impairment of certain assets	—	—	—	(10)	(10)	—	—	—	—
Proportional Modified EBITDA of equity-method investments	122	103	108	121	454	120	126	121	367
Modified EBITDA	299	303	345	367	1,314	369	370	387	1,126
Adjustments	3	16	(2)	10	27	1	(7)	9	3
Adjusted EBITDA	$302	$319	$343	$377	$1,341	$370	$363	$396	$1,129

Statistics for Operated Assets
Gathering and Processing
Consolidated (2)
Gathering volumes (Bcf/d)	4.05	4.16	4.33	4.41	4.24	4.27	4.14	4.47	4.29
Plant inlet natural gas volumes (Bcf/d)	0.63	1.04	1.16	1.33	1.04	1.24	1.22	1.36	1.27
NGL production (Mbbls/d)	44	58	92	106	76	92	85	114	97
NGL equity sales (Mbbls/d)	4	3	3	2	3	2	2	2	2
Non-consolidated (3)
Gathering volumes (Bcf/d)	4.27	4.08	4.35	4.47	4.29	4.40	4.68	4.94	4.67

(1) Excludes certain amounts associated with revenues and operating costs for reimbursable charges.
(2) Includes volumes associated with Susquehanna Supply Hub, the Northeast JV, and Utica Supply Hub, all of which are consolidated. The Northeast JV includes 100% of volumes handled by UEOM from the date of consolidation on March 18, 2019, but does not include volumes prior to that date as we did not operate UEOM.

(3) Includes 100% of the volumes associated with operated equity-method investments, including the Laurel Mountain Midstream partnership; and the Bradford Supply Hub and a portion of the Marcellus South Supply Hub within the Appalachia Midstream Services partnership. Volumes handled by Blue Racer Midstream (gathering and processing), which we do not operate, are not included.

West
(UNAUDITED)
	2019					2020
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	Year
Gathering, processing, transportation, storage, and fractionation revenues	$344	$355	$307	$302	$1,308	$299	$297	$288	$884
Other fee revenues (1)	7	6	6	4	23	6	13	16	35
Commodity margins	19	18	24	33	94	2	30	28	60
Operating and administrative costs (1)	(125)	(135)	(116)	(114)	(490)	(115)	(111)	(108)	(334)
Other segment income (expenses) - net	(3)	4	(5)	6	2	(5)	—	(7)	(12)
Impairment of certain assets	(12)	(64)	—	(24)	(100)	—	—	—	—
Proportional Modified EBITDA of equity-method investments	26	28	29	32	115	28	24	30	82
Modified EBITDA	256	212	245	239	952	215	253	247	715
Adjustments	14	75	(1)	24	112	1	(1)	(2)	(2)
Adjusted EBITDA	$270	$287	$244	$263	$1,064	$216	$252	$245	$713

Statistics for Operated Assets
Gathering and Processing
Consolidated (2)
Gathering volumes (Bcf/d)	3.42	3.53	3.61	3.51	3.52	3.43	3.40	3.28	3.37
Plant inlet natural gas volumes (Bcf/d)	1.41	1.52	1.56	1.44	1.48	1.26	1.33	1.31	1.30
NGL production (Mbbls/d)	62	59	48	46	54	35	51	71	53
NGL equity sales (Mbbls/d)	27	28	17	17	22	12	25	34	23
Non-consolidated (3)
Gathering volumes (Bcf/d)	0.17	0.15	0.21	0.27	0.20	0.20	0.24	0.28	0.24
Plant inlet natural gas volumes (Bcf/d)	0.17	0.14	0.21	0.26	0.20	0.20	0.23	0.28	0.24
NGL production (Mbbls/d)	7	1	18	22	12	17	23	26	22
NGL and Crude Oil Transportation volumes (Mbbls/d) (4)	254	269	250	238	253	227	142	156	175

(1) Excludes certain amounts associated with revenues and operating costs for reimbursable charges.
(2) Excludes volumes associated with equity-method investments that are not consolidated in our results.
(3) Includes 100% of the volumes associated with operated equity-method investments, including the Jackalope Gas Gathering System (sold in April 2019) and Rocky Mountain Midstream.
(4) Includes 100% of the volumes associated with operated equity-method investments, including the Overland Pass Pipeline Company and Rocky Mountain Midstream.

Capital Expenditures and Investments
(UNAUDITED)
	2019					2020
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	Year

Capital expenditures:
Transmission & Gulf of Mexico	$204	$255	$543	$252	$1,254	$185	$181	$192	$558
Northeast G&P	152	177	131	74	534	46	41	32	119
West	58	59	107	76	300	72	80	93	245
Other	8	6	5	2	21	3	5	8	16
Total (1)	$422	$497	$786	$404	$2,109	$306	$307	$325	$938

Purchases of investments:
Transmission & Gulf of Mexico	$—	$12	$3	$1	$16	$1	$1	$34	$36
Northeast G&P	47	61	34	63	205	27	30	47	104
West	52	70	82	28	232	2	5	3	10
Total	$99	$143	$119	$92	$453	$30	$36	$84	$150

Summary:
Transmission & Gulf of Mexico	$204	$267	$546	$253	$1,270	$186	$182	$226	$594
Northeast G&P	199	238	165	137	739	73	71	79	223
West	110	129	189	104	532	74	85	96	255
Other	8	6	5	2	21	3	5	8	16
Total	$521	$640	$905	$496	$2,562	$336	$343	$409	$1,088

Capital investments:
Increases to property, plant, and equipment	$418	$559	$730	$316	$2,023	$254	$327	$331	$912
Purchases of businesses, net of cash acquired	727	—	1	—	728	—	—	—	—
Purchases of investments	99	143	119	92	453	30	36	84	150
Total	$1,244	$702	$850	$408	$3,204	$284	$363	$415	$1,062

(1) Increases to property, plant, and equipment	$418	$559	$730	$316	$2,023	$254	$327	$331	$912
Changes in related accounts payable and accrued liabilities	4	(62)	56	88	86	52	(20)	(6)	26
Capital expenditures	$422	$497	$786	$404	$2,109	$306	$307	$325	$938

Contributions from noncontrolling interests	$4	$28	$—	$4	$36	$2	$2	$1	$5
Contributions in aid of construction	$10	$8	$7	$27	$52	$14	$5	$8	$27
Proceeds from sale of businesses, net of cash divested	$(2)	$—	$—	$—	$(2)	$—	$—	$—	$—
Proceeds from sale of partial interest in consolidated subsidiary	$—	$1,330	$—	$4	$1,334	$—	$—	$—	$—
Proceeds from disposition of equity-method investments	$—	$485	$—	$—	$485	$—	$—	$—	$—

Non-GAAP Measures
This news release and accompanying materials may include certain financial measures – Adjusted EBITDA, adjusted income (“earnings”), adjusted earnings per share, distributable cash flow and dividend coverage ratio – that are non-GAAP financial measures as defined under the rules of the SEC.

Our segment performance measure, Modified EBITDA, is defined as net income (loss) before income (loss) from discontinued operations, income tax expense, net interest expense, equity earnings from equity-method investments, other net investing income, impairments of equity investments and goodwill, depreciation and amortization expense, and accretion expense associated with asset retirement obligations for nonregulated operations. We also add our proportional ownership share (based on ownership interest) of Modified EBITDA of equity-method investments.

Adjusted EBITDA further excludes items of income or loss that we characterize as unrepresentative of our ongoing operations. Management believes this measure provides investors meaningful insight into results from ongoing operations.

Distributable cash flow is defined as Adjusted EBITDA less maintenance capital expenditures, cash portion of net interest expense, income attributable to or dividends/ distributions paid to noncontrolling interests and cash income taxes, and certain other adjustments that management believes affects the comparability of results. Adjustments for maintenance capital expenditures and cash portion of interest expense include our proportionate share of these items of our equity-method investments. We also calculate the ratio of distributable cash flow to the total cash dividends paid (dividend coverage ratio). This measure reflects Williams’ distributable cash flow relative to its actual cash dividends paid.

This news release is accompanied by a reconciliation of these non-GAAP financial measures to their nearest GAAP financial measures. Management uses these financial measures because they are accepted financial indicators used by investors to compare company performance. In addition, management believes that these measures provide investors an enhanced perspective of the operating performance of assets and the cash that the business is generating.

Neither Adjusted EBITDA, adjusted income, nor distributable cash flow are intended to represent cash flows for the period, nor are they presented as an alternative to net income or cash flow from operations. They should not be considered in isolation or as substitutes for a measure of performance prepared in accordance with United States generally accepted accounting principles.

Reconciliation of Income (Loss) from Continuing Operations Attributable to The Williams Companies, Inc. to Adjusted Income
(UNAUDITED)
	2019					2020
(Dollars in millions, except per-share amounts)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	Year

Income (loss) from continuing operations attributable to The Williams Companies, Inc. available to common stockholders	$194	$310	$220	$138	$862	$(518)	$303	$308	$93

Income (loss) from continuing operations - diluted earnings (loss) per common share (1)	$.16	$.26	$.18	$.11	$.71	$(.43)	$.25	$.25	$.08
Adjustments:
Transmission & Gulf of Mexico
Constitution pipeline project development costs	$—	$1	$1	$1	$3	$—	$—	$—	$—
Northeast Supply Enhancement project development costs	—	—	—	—	—	—	3	3	6
Impairment of certain assets (2)	—	—	—	354	354	—	—	—	—
Pension plan settlement charge	—	—	—	—	—	4	1	—	5
Adjustment of Transco’s regulatory asset for post-WPZ Merger state deferred income tax change consistent with filed rate case	—	—	—	—	—	2	—	—	2
Benefit of change in employee benefit policy	—	—	—	—	—	—	(3)	(6)	(9)
Reversal of costs capitalized in prior periods	—	15	—	1	16	—	—	10	10
Severance and related costs	—	22	14	3	39	1	1	(1)	1
Total Transmission & Gulf of Mexico adjustments	—	38	15	359	412	7	2	6	15
Northeast G&P
Expenses associated with new venture	3	6	1	—	10	—	—	—	—
Share of early debt retirement gain at equity-method investment	—	—	—	—	—	—	(5)	—	(5)
Share of impairment of certain assets at equity-method investment	—	—	—	—	—	—	—	11	11
Pension plan settlement charge	—	—	—	—	—	1	—	—	1
Impairment of certain assets	—	—	—	10	10	—	—	—	—
Severance and related costs	—	10	(3)	—	7	—	—	—	—
Benefit of change in employee benefit policy	—	—	—	—	—	—	(2)	(2)	(4)
Total Northeast G&P adjustments	3	16	(2)	10	27	1	(7)	9	3
West
Impairment of certain assets	12	64	—	24	100	—	—	—	—
Pension plan settlement charge	—	—	—	—	—	1	—	—	1
Benefit of change in employee benefit policy	—	—	—	—	—	—	(1)	(2)	(3)
Adjustment of gain on sale of Four Corners assets	2	—	—	—	2	—	—	—	—
Severance and related costs	—	11	(1)	—	10	—	—	—	—
Total West adjustments	14	75	(1)	24	112	1	(1)	(2)	(2)
Other
Adjustment of Transco’s regulatory asset for post-WPZ Merger state deferred income tax change consistent with filed rate case	12	—	—	—	12	—	—	—	—
Constitution pipeline project regulatory asset reversal	—	—	—	—	—	—	—	8	8
Reversal of costs capitalized in prior periods	—	—	—	—	—	—	—	3	3
Accrual for loss contingencies associated with former operations	—	—	9	(5)	4	—	—	—	—
Severance and related costs	—	—	—	1	1	—	—	—	—
Total Other adjustments	12	—	9	(4)	17	—	—	11	11
Adjustments included in Modified EBITDA	29	129	21	389	568	9	(6)	24	27

Adjustments below Modified EBITDA
Impairment of equity-method investments	74	(2)	114	—	186	938	—	—	938
Impairment of goodwill (2)	—	—	—	—	—	187	—	—	187
Share of impairment of goodwill at equity-method investment	—	—	—	—	—	78	—	—	78
Adjustment of gain on deconsolidation of certain Permian assets	2	—	—	—	2	—	—	—	—
Loss on deconsolidation of Constitution	—	—	—	27	27	—	—	—	—
Gain on sale of equity-method investments	—	(122)	—	—	(122)	—	—	—	—
Allocation of adjustments to noncontrolling interests	—	(1)	—	(210)	(211)	(65)	—	—	(65)
	76	(125)	114	(183)	(118)	1,138	—	—	1,138
Total adjustments	105	4	135	206	450	1,147	(6)	24	1,165
Less tax effect for above items	(26)	(1)	(34)	(51)	(112)	(316)	8	1	(307)

Adjusted income from continuing operations available to common stockholders	$273	$313	$321	$293	$1,200	$313	$305	$333	$951
Adjusted income from continuing operations - diluted earnings per common share (1)	$.22	$.26	$.26	$.24	$.99	$.26	$.25	$.27	$.78
Weighted-average shares - diluted (thousands)	1,213,592	1,214,065	1,214,165	1,214,212	1,214,011	1,214,348	1,214,581	1,215,335	1,214,757
(1) The sum of earnings per share for the quarters may not equal the total earnings per share for the year due to changes in the weighted-average number of common shares outstanding.
(2) Our partners' $209 million share of the fourth-quarter 2019 impairment of the Constitution pipeline project and $65 million share of the first-quarter 2020 impairment of goodwill are reflected below in Allocation of adjustments to noncontrolling interests.

Reconciliation of Distributable Cash Flow (DCF)
(UNAUDITED)
	2019					2020
(Dollars in millions, except coverage ratios)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	Year

The Williams Companies, Inc.
Reconciliation of GAAP "Net Income (Loss)" to Non-GAAP "Modified EBITDA", "Adjusted EBITDA" and "Distributable cash flow"

Net income (loss)	$214	$324	$242	$(66)	$714	$(570)	$315	$323	$68
Provision (benefit) for income taxes	69	98	77	91	335	(204)	117	111	24
Interest expense	296	296	296	298	1,186	296	294	292	882
Equity (earnings) losses	(80)	(87)	(93)	(115)	(375)	(22)	(108)	(106)	(236)
Impairment of goodwill	—	—	—	—	—	187	—	—	187
Impairment of equity-method investments	74	(2)	114	—	186	938	—	—	938
Other investing (income) loss - net	(1)	(124)	(7)	25	(107)	(3)	(1)	(2)	(6)
Proportional Modified EBITDA of equity-method investments	190	175	181	200	746	192	192	189	573
Depreciation and amortization expenses	416	424	435	439	1,714	429	430	426	1,285
Accretion expense associated with asset retirement obligations for nonregulated operations	9	8	8	8	33	10	7	10	27
(Income) loss from discontinued operations, net of tax	—	—	—	15	15	—	—	—	—
Modified EBITDA	1,187	1,112	1,253	895	4,447	1,253	1,246	1,243	3,742
EBITDA adjustments	29	129	21	389	568	9	(6)	24	27
Adjusted EBITDA	1,216	1,241	1,274	1,284	5,015	1,262	1,240	1,267	3,769

Maintenance capital expenditures (1)	(93)	(130)	(128)	(113)	(464)	(52)	(83)	(144)	(279)
Preferred dividends	(1)	—	(1)	(1)	(3)	(1)	—	(1)	(2)
Net interest expense - cash portion (2)	(304)	(302)	(301)	(306)	(1,213)	(304)	(304)	(301)	(909)
Cash taxes	3	85	(2)	—	86	—	(2)	—	(2)
Dividends and distributions paid to noncontrolling interests	(41)	(27)	(20)	(36)	(124)	(44)	(54)	(49)	(147)
Distributable cash flow	$780	$867	$822	$828	$3,297	$861	$797	$772	$2,430

Common dividends paid	$460	$461	$461	$460	$1,842	$485	$486	$485	$1,456

Coverage ratios:
Distributable cash flow divided by Common dividends paid	1.70	1.88	1.78	1.80	1.79	1.78	1.64	1.59	1.67
Net income (loss) divided by Common dividends paid	0.47	0.70	0.52	(0.14)	0.39	(1.18)	0.65	0.67	0.05

(1) Includes proportionate share of maintenance capital expenditures of equity-method investments.
(2) Includes proportionate share of interest expense of equity-method investments.

Reconciliation of "Net Income (Loss)" to “Modified EBITDA” and Non-GAAP “Adjusted EBITDA”
(UNAUDITED)
	2019					2020
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	Year

Net income (loss)	$214	$324	$242	$(66)	$714	$(570)	$315	$323	$68
Provision (benefit) for income taxes	69	98	77	91	335	(204)	117	111	24
Interest expense	296	296	296	298	1,186	296	294	292	882
Equity (earnings) losses	(80)	(87)	(93)	(115)	(375)	(22)	(108)	(106)	(236)
Impairment of goodwill	—	—	—	—	—	187	—	—	187
Impairment of equity-method investments	74	(2)	114	—	186	938	—	—	938
Other investing (income) loss - net	(1)	(124)	(7)	25	(107)	(3)	(1)	(2)	(6)
Proportional Modified EBITDA of equity-method investments	190	175	181	200	746	192	192	189	573
Depreciation and amortization expenses	416	424	435	439	1,714	429	430	426	1,285
Accretion expense associated with asset retirement obligations for nonregulated operations	9	8	8	8	33	10	7	10	27
(Income) loss from discontinued operations, net of tax	—	—	—	15	15	—	—	—	—
Modified EBITDA	$1,187	$1,112	$1,253	$895	$4,447	$1,253	$1,246	$1,243	$3,742

Transmission & Gulf of Mexico	$636	$590	$665	$284	$2,175	$662	$615	$616	$1,893
Northeast G&P	299	303	345	367	1,314	369	370	387	1,126
West	256	212	245	239	952	215	253	247	715
Other	(4)	7	(2)	5	6	7	8	(7)	8
Total Modified EBITDA	$1,187	$1,112	$1,253	$895	$4,447	$1,253	$1,246	$1,243	$3,742

Adjustments included in Modified EBITDA (1):

Transmission & Gulf of Mexico	$—	$38	$15	$359	$412	$7	$2	$6	$15
Northeast G&P	3	16	(2)	10	27	1	(7)	9	3
West	14	75	(1)	24	112	1	(1)	(2)	(2)
Other	12	—	9	(4)	17	—	—	11	11
Total Adjustments included in Modified EBITDA	$29	$129	$21	$389	$568	$9	$(6)	$24	$27

Adjusted EBITDA:

Transmission & Gulf of Mexico	$636	$628	$680	$643	$2,587	$669	$617	$622	$1,908
Northeast G&P	302	319	343	377	1,341	370	363	396	1,129
West	270	287	244	263	1,064	216	252	245	713
Other	8	7	7	1	23	7	8	4	19
Total Adjusted EBITDA	$1,216	$1,241	$1,274	$1,284	$5,015	$1,262	$1,240	$1,267	$3,769

(1) Adjustments by segment are detailed in the "Reconciliation of Income (Loss) from Continuing Operations Attributable to The Williams Companies, Inc. to Adjusted Income," which is also included in these materials.

Reconciliation of GAAP "Net Income (Loss)" to Non-GAAP "Modified EBITDA", "Adjusted EBITDA" and "Distributable Cash Flow"

	2020 Guidance
(Dollars in millions, except per share amounts and coverage ratio)	Low	Mid	High

Net income (loss)	$304	$454	$604
Provision (benefit) for income taxes		134
Interest expense		1,180
Equity (earnings) losses		(450)
Share of impairment of goodwill at equity-method investment		78
Impairment of equity-method investments		938
Impairment of goodwill		187
Proportional Modified EBITDA of equity-method investments		820
Depreciation and amortization expenses and accretion for asset retirement obligations associated with nonregulated operations		1,750
Modified EBITDA	$4,941	$5,091	$5,241
EBITDA Adjustments (1)		9
Adjusted EBITDA	$4,950	$5,100	$5,250

Net interest expense - cash portion (2)		(1,215)
Maintenance capital expenditures (2)	(550)	(500)	(450)
Cash taxes		60
Dividends and distributions paid to noncontrolling interests and other		(195)
Distributable cash flow (DCF)	$3,050	$3,250	$3,450
--Distributable cash flow per share (3)	$2.50	$2.67	$2.83

Dividends paid		(1,950)
Excess cash available after dividends	$1,100	$1,300	$1,500

Dividend per share		$1.60

Coverage ratio (Distributable cash flow / Dividends paid)	1.56x	1.67x	1.77x

(1) See 1Q 2020 "Reconciliation of Income (Loss) Attributable to Williams to Adjusted Income" for additional details of adjustments
(2) Includes proportionate share of equity-method investments
(3) Distributable cash flow / diluted weighted-average common shares of 1,218 million

Reconciliation of GAAP Net Income (Loss) to Non-GAAP Adjusted Income Available to Common Stockholders

	2020 Guidance
(Dollars in millions, except per-share amounts)	Low	Mid	High

Net income (loss)	$304	$454	$604
Less: Net income (loss) attributable to noncontrolling interests & preferred dividends		(25)
Net income (loss) attributable to The Williams Companies, Inc. available to common stockholders	329	479	629

Adjustments:
Adjustments included in Modified EBITDA (1)		9
Adjustments below Modified EBITDA (1)		1,203
Allocation of adjustments to noncontrolling interests (1)		(65)
Total adjustments		1,147
Less tax effect for above items		(316)
Adjusted income available to common stockholders	$1,160	$1,310	$1,460
Adjusted diluted earnings per common share	$0.95	$1.08	$1.20
Weighted-average shares - diluted (millions)		1,218

(1) See 1Q 2020 "Reconciliation of Income (Loss) Attributable to Williams to Adjusted Income" for additional details of adjustments

Forward-Looking Statements
The reports, filings, and other public announcements of The Williams Companies, Inc. (Williams) may contain or incorporate by reference statements that do not directly or exclusively relate to historical facts. Such statements are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (Securities Act), and Section 21E of the Securities Exchange Act of 1934, as amended (Exchange Act). These forward-looking statements relate to anticipated financial performance, management’s plans and objectives for future operations, business prospects, outcome of regulatory proceedings, market conditions, and other matters. We make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995.

All statements, other than statements of historical facts, included in this report that address activities, events, or developments that we expect, believe, or anticipate will exist or may occur in the future, are forward-looking statements. Forward-looking statements can be identified by various forms of words such as “anticipates,” “believes,” “seeks,” “could,” “may,” “should,” “continues,” “estimates,” “expects,” “forecasts,” “intends,” “might,” “goals,” “objectives,” “targets,” “planned,” “potential,” “projects,” “scheduled,” “will,” “assumes,” “guidance,” “outlook,” “in-service date,” or other similar expressions. These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to management and include, among others, statements regarding:

•Levels of dividends to Williams stockholders;

•Future credit ratings of Williams and its affiliates;

•Amounts and nature of future capital expenditures;

•Expansion and growth of our business and operations;

•Expected in-service dates for capital projects;

•Financial condition and liquidity;

•Business strategy;

•Cash flow from operations or results of operations;

•Seasonality of certain business components;

•Natural gas, natural gas liquids and crude oil prices, supply, and demand;

•Demand for our services;

•The impact of the novel coronavirus (COVID-19) pandemic.

Forward-looking statements are based on numerous assumptions, uncertainties, and risks that could cause future events or results to be materially different from those stated or implied in this report. Many of the factors that will determine these results are beyond our ability to control or predict. Specific factors that could cause actual results to differ from results contemplated by the forward-looking statements include, among others, the following:
•Availability of supplies, market demand, and volatility of prices;

•Development and rate of adoption of alternative energy sources;

•The impact of existing and future laws and regulations, the regulatory environment, environmental liabilities, and litigation, as well as our ability to obtain necessary permits and approvals, and achieve favorable rate proceeding outcomes;

•Our exposure to the credit risk of our customers and counterparties;

•Our ability to acquire new businesses and assets and successfully integrate those operations and assets into existing businesses as well as successfully expand our facilities, and to consummate asset sales on acceptable terms;

•Whether we are able to successfully identify, evaluate, and timely execute our capital projects and investment opportunities;

•The strength and financial resources of our competitors and the effects of competition;

•The amount of cash distributions from and capital requirements of our investments and joint ventures in which we participate;

•Whether we will be able to effectively execute our financing plan;

•Increasing scrutiny and changing expectations from stakeholders with respect to our environmental, social, and governance practices;

•The physical and financial risks associated with climate change;

•The impacts of operational and developmental hazards and unforeseen interruptions;

•The risks resulting from outbreaks or other public health crises, including COVID-19;

•Risks associated with weather and natural phenomena, including climate conditions and physical damage to our facilities;

•Acts of terrorism, cybersecurity incidents, and related disruptions;

•Our costs and funding obligations for defined benefit pension plans and other postretirement benefit plans;

•Changes in maintenance and construction costs, as well as our ability to obtain sufficient construction-related inputs, including skilled labor;

•Inflation, interest rates, and general economic conditions (including future disruptions and volatility in the global credit markets and the impact of these events on customers and suppliers);

•Risks related to financing, including restrictions stemming from debt agreements, future changes in credit ratings as determined by nationally recognized credit rating agencies, and the availability and cost of capital;

•The ability of the members of the Organization of Petroleum Exporting Countries and other oil exporting nations to agree to and maintain oil price and production controls and the impact on domestic production;

•Changes in the current geopolitical situation;

•Whether we are able to pay current and expected levels of dividends;

•Additional risks described in our filings with the Securities and Exchange Commission (SEC).

Given the uncertainties and risk factors that could cause our actual results to differ materially from those contained in any forward-looking statement, we caution investors not to unduly rely on our forward-looking statements. We disclaim any obligations to and do not intend to update the above list or announce publicly the result of any revisions to any of the forward-looking statements to reflect future events or developments.
In addition to causing our actual results to differ, the factors listed above and referred to below may cause our intentions to change from those statements of intention set forth in this report. Such changes in our intentions may also cause our results to differ. We may change our intentions, at any time and without notice, based upon changes in such factors, our assumptions, or otherwise.
Because forward-looking statements involve risks and uncertainties, we caution that there are important factors, in addition to those listed above, that may cause actual results to differ materially from those contained in the forward-looking statements. For a detailed discussion of those factors, see Part I, Item 1A. Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2019, as filed with the SEC on February 24, 2020, as supplemented by the disclosure in Part II, Item 1A. Risk Factors in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020.

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